Exhibit 5.1

June 1, 2006

TO: The Subscribers identified on Schedule A hereto:

We have acted as counsel to Quest Oil Corporation, a Nevada corporation (the “Company”), its wholly-owned subsidiaries; Quest Canada Corp., a Canadian corporation; Petrostar Oil Services, Inc., a Texas corporation; and Wallstin Petroleum, LLC, a Texas limited liability company in connection with the offer and sale by the Company of senior secured convertible promissory notes of the Company (the “Notes”) and the issuance of common stock purchase warrants (“Warrants”) to the Subscribers identified on Schedule A hereto, pursuant to the exemption from registration under the Securities Act of 1933, as amended (the “Act”) as set forth in Regulation D (“Regulation D”) promulgated thereunder. The Notes and the Warrants shall also be referred to as the Securities. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Note and Warrant Purchase Agreement (the “Agreement”) by and between the Company and Subscriber (the “Purchaser”) entered into at or about the date hereof. The Agreement, and the agreements described below are sometimes hereinafter referred to collectively as the “Transaction Documents.”

In connection with the opinions expressed herein, we have made such examination of law as we considered appropriate or advisable for purposes hereof. As to matters of fact material to the opinions expressed herein, we have relied, with your permission, upon the representations and warranties as to factual matters contained in and made by the Company and the Purchaser pursuant to the Transaction Documents and upon certificates and statements of certain government officials and of officers of the Company as described below. We have also examined originals or copies of certain corporate documents or records of the Company as described below:

(a) Senior Secured Convertible Promissory Note
(b) Form of Series A, B and C Purchase Warrants (the “Warrants)
(c) Note and Warrant Purchase Agreement
(d) Form of Security Agreement
(e) Registration Rights Agreement
(f) Charter documents of the Company
(g) Minutes of the action of the Company’s Board of Directors, including
Majority Written Consent of the Board of Directors approving Transaction Documents, a copy of which is annexed hereto.

In rendering this opinion, we have, with your permission, assumed: (a) the authenticity of all documents submitted to us as originals; (b) the conformity to the originals of all documents submitted to us as copies; (c) the genuiness of all signatures (other than those of officers of the Company and its subsidiaries; (d) the legal capacity of natural persons; (e) the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in all of such documents; (f) the due authorization, execution and delivery of all such documents by Subscribers, and the legal, valid and binding effect thereof on Subscribers; and (g) that the Company and the Purchasers will act in accordance with their respective representations and warranties as set forth in the Documents.

We express no opinion as to the laws of any jurisdiction other than California, Nevada and the federal laws of the United States of America.

We express no opinion with respect to the effect or application of any other laws. Special rulings of authorities administering any of such laws or opinions of other counsel have not been sought or obtained by us in connection with rendering the opinions expressed herein.

1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power to own, lease and operate its properties and assets, and to carry on its business as presently conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

2. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents and to issue the Notes, the Warrants and the Common Stock issuable upon conversion of the Notes and exercise of the Warrants. The execution, delivery and performance of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action and no further consent or authorization of the Company, its Board of Directors or its stockholders is required. Each of the Transaction Documents have been duly executed and delivered, and the Notes and the Warrants have been duly executed, issued and delivered by the Company and each of the Transaction Documents constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms. The Common Stock issuable upon conversion of the Notes and exercise of the Warrants are not subject to any preemptive rights under the Articles of Incorporation or the Bylaws.

3. The Notes and the Warrants have been duly authorized and, when delivered against payment in full as provided in the Purchase Agreement, will be validly issued, fully paid and nonassessable. The shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants have been duly authorized and reserved for issuance, and when delivered upon conversion or against payment in full as provided in the Notes and the Warrants, as applicable, will be validly issued, fully paid and nonassessable.

4. The execution, delivery and performance of and compliance with the terms of the Transaction Documents and the issuance of the Notes, the Warrants and the Common Stock issuable upon conversion of the Notes and exercise of the Warrants do not (a) violate any provision of the Articles of Incorporation or Bylaws, (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party, (c) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (d) result in a violation of any Federal, state, local or foreign statute, rule, regulation, order, judgment, injunction or decree (including Federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, except, in all cases other than violations pursuant to clauses (a) and (d) above, for such conflicts, default, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

5. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required under Federal, state or local law, rule or regulation in connection with the valid execution, delivery and performance of the Transaction Documents, or the offer, sale or issuance of the Notes, the Warrants and the Common Stock issuable upon conversion of the Notes and exercise of the Warrants other than filings as may be required by applicable Federal and state securities laws and regulations and any applicable stock exchange rules and regulations.

6. To our knowledge, there is no action, suit, claim, investigation or proceeding pending or threatened against the Company which questions the validity of the Purchase Agreement or the transactions contemplated thereby or any action taken or to be taken pursuant thereto. There is no action, suit, claim, investigation or proceeding pending, or to our knowledge, threatened, against or involving the Company or any of its properties or assets and which, if adversely determined, is reasonably likely to result in a Material Adverse Effect. To our knowledge, there are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any officers or directors of the Company in their capacities as such.

7. Assuming that all of the Purchasers’ representations and warranties in the Purchase Agreement are complete and accurate, the offer, issuance and sale of the Notes and the Warrants and the offer, issuance and sale of the Common Stock issuable upon conversion of the Notes and exercise of the Warrants are exempt from the registration requirements of the Securities Act of 1933, as amended.

8. The Company is not, and as a result of and immediately upon Closing will not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

9. The Security Agreement will create a valid security interest in favor of the Purchasers in such assets of the Company and its subsidiaries that is subject to such Security Agreement.

In rendering this opinion letter we have assumed that the Transaction Documents have been duly and validly executed and delivered by you or on your behalf, that you have the power to enter into and perform all your obligations thereunder and have taken any and all necessary corporate, partnership or other relevant action to authorize the Transaction Documents, and that the Transaction Documents constitutes a valid, legal, binding and enforceable obligation upon you; (B) that the representations and warranties made in the Transaction Documents by you are true and correct; (C) that any wire transfers, drafts or checks tendered by you will be honored; (D) that you have filed any required state franchise, income or similar tax returns and have paid any required state franchise, income or similar taxes; and (E) if you are a small business investment company subject to the Small Business Investment Act of 1958, as amended, that you have complied with the provisions of such Act and the regulations promulgated thereunder (the “SBIA Laws”).

Special rulings of authorities administering laws or opinions of other counsel related to jurisdictions not related to this opinion have not been sought or obtained. Furthermore, we invite your attention to the fact that the Transaction Documents and the Securities related thereto states that they are governed by the laws of the State of New York. We have made no investigation of New York law nor consulted with counsel admitted to practice law in the State of New York. We have not examined the question of what law would govern the interpretation or enforcement of the Agreement or the Securities, and our opinion with regard to the validity, binding nature and enforceability of the Transaction Documents and the Securities are based upon the assumption that the internal laws of the State of New York would govern the provisions thereof.

Our opinions expressed above are specifically subject to the following limitations, exceptions, qualifications and assumptions:

The legality, validity, binding nature and enforceability of the Company’s obligations under the Transaction Documents and the Securities may be subject to or limited by (1) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer and other similar laws affecting the rights of creditors generally, including any limitations imposed by the Nevada or New York Uniform Commercial Code relating to or affecting the rights and remedies available to creditors; (2) general principles of equity (whether relief is sought in a proceeding at law or in equity), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of any court of competent jurisdiction in awarding specific performance or injunctive relief and other equitable remedies; and (3) without limiting the generality of the foregoing, (a) principles requiring the consideration of the impracticability or impossibility of performance of the Company’s obligations at the time of the attempted enforcement of such obligations, and (b) the effect of state court decisions and statutes which indicate that provisions of the Transaction Documents or the Securities which permit any of you to take action or make determinations may be subject to a requirement that such action be taken or such determinations be made on a reasonable basis in good faith or that it be shown that such action is reasonably necessary for your protection.

We express no opinion as to the Company’s or this transaction’s compliance or noncompliance with Section 721 (as amended by Section 5021 of the Omnibus Trade and Competitiveness Act of 1988: the so-called “Exon-Florio” provision) of the Defense Production Act of 1950 and the regulations thereunder.

We express no opinion concerning the past, present or future fair market value of any Securities.

We express no opinion as to the enforceability under certain circumstances of any provisions indemnifying a party against, or requiring contributions toward, that party’s liability for its own wrongful or negligent acts, or where indemnification or contribution is contrary to public policy or prohibited by law. In this regard, we advise you that in the opinion of the Securities and Exchange Commission, provisions regarding indemnification of directors, officers and controlling persons of an issuer against liabilities arising under the Securities Act of 1933, as amended, are against public policy and are therefore unenforceable.

We express no opinion as to the enforceability under certain circumstances of any provisions prohibiting waivers of any terms of the Transaction Documents or the Securities other than in writing, or prohibiting oral modifications thereof or modification by course of dealing. In addition, our opinions are subject to the effect of judicial decisions which may permit the introduction of extrinsic evidence to interpret the terms of written contracts such as the Transaction Documents.

We express no opinion as to the effect of any state law, federal law or equitable principle which provides that a court may refuse to enforce, or may limit the application of, a contract or any clause thereof which the court finds to have been unconscionable at the time it was made or contrary to public policy.

We express no opinion as to the effect of any state law, federal law or equitable principle, providing for an obligation of good faith in the performance or enforcement of contracts and prohibiting disclaimer of such obligation.

We express no opinion as to your compliance with any federal or state law relating to your legal or regulatory status or the nature of your business.

We express no opinion as to the compliance of the Company or the sale of the Securities to you with the provisions of the SBIA Laws, except to the extent that such compliance relates to the sale of Securities to Purchasers which are expressly identified in the Transaction Documents as being small business investment companies.

We express no opinion as to the effect of subsequent issuances of securities of the Company, to the extent that further issuances which may be integrated with the Closing may include purchasers that do not meet the definition of “accredited investors” under Rule 501 of Regulation D and equivalent definitions under state securities or “blue sky” laws.

We express no opinion as to whether the transactions contemplated by the Transaction Documents violate any usury or similar laws of the State of New York governing the amount of interest or other amounts that can be charged for the use, detention or forbearance of money, and we assume that the transactions contemplated by the Transaction Documents do not violate any such usury or similar law.

We express no opinion as to:

The attachment, perfection or priority of any security interests in any collateral or any title to any property or collateral;

The enforceability under certain circumstances of provisions expressly or by implication waiving broadly or vaguely stated rights, unknown future rights, or defenses to obligations or rights granted by law, when such waivers are against public policy or prohibited by law;

The effect of any state law, federal law or equitable principles which limit the amount of attorneys’ fees that can be recovered under certain circumstances;

Any provisions purporting to waive rights to notice, legal defenses, statute of limitation or other benefits that cannot be waived under applicable law;

Any provisions granting power of attorney or authority to execute documents or to act by power of attorney on behalf of the Company;

Any provisions containing prohibitions against transfer, alienation or hypothecation of property;

The enforceability under certain circumstances of provisions to the effect that rights or remedies may be exercised without notice, or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy; and

Any provision purporting to exclude conflict of law principles under New York law.

This opinion letter is rendered as of the date first written above solely for your benefit in connection with the Transaction Documents and may not be delivered to, quoted or relied upon by any person other than you, or for any other purpose, without our prior written consent. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

THE BAUM LAW FIRM

February 21, 2006
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SCHEDULE A TO LEGAL OPINION

SUBSCRIBER	ESCROWED PAYMENT	NOTE PRINCIPAL	SERIES A WARRANTS	SERIES B WARRANTS	SERIES C WARRANTS